EXHIBIT 10.4

XENOGEN CORPORATION

2004 DIRECTOR STOCK PLAN

1. Purposes of the Plan. The purposes of this 2004 Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan in accordance with Section 4 hereof.

(b) “Annual Meeting” means the Company’s annual meeting of stockholders.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means an award of Restricted Stock granted hereunder.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(i) “Company” means Xenogen Corporation, a Delaware corporation.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company will not be sufficient in and of itself to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(o) “Inside Director” means a Director who is an Employee.

(p) “Outside Director” means a Director who has not been an Employee.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2004 Director Stock Plan.

(s) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(t) “Restricted Stock” means a grant of Shares subject to a forfeiture restriction that lapses over time.

(u) “Share” means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

(v) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a) Plan Pool. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be granted pursuant to Awards under the Plan is 150,000 Shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2005, equal to the lesser of (i) the number of Shares granted pursuant to Awards under the Plan in the prior fiscal year or (ii) an amount determined by the Board (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Shares Returned to Pool. Unless the Plan has previously been terminated, unvested Shares of Restricted Stock that are forfeited to the Company will be returned to the Pool and will be available for future grant under the Plan:

4.	Awards Generally.

(a) Limitations. Awards may be granted only to Outside Directors. All grants of Awards hereunder will be automatic and nondiscretionary and will be made strictly in accordance with the terms set forth in Section 5. The Plan will not confer upon any grantee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time. In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued pursuant to an Award, then the remaining Shares available for award grant will be allocated on a pro rata basis. No further grants will be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan, through an automatic Pool increase pursuant to Section 3 or through the forfeiture of Shares issued pursuant to Awards previously granted hereunder.

(b) Stockholder Approval. Notwithstanding the provisions of Sections 5 hereof, any vesting of Restricted Stock granted before the Company has obtained stockholder approval of the Plan in accordance with Section 15 hereof will be conditioned upon obtaining such stockholder approval.

(c) Other Committees. The Administrator will determine from time to time whether other service by Directors on committees of the Board not covered by the Plan warrants grants of Awards for such service, and will have the power and authority to modify the Plan from time to time to establish non-discretionary, automatic award grants to be made to such committee members on such terms and at such times as the Administrator will determine.

(d) Deferral. Directors may, at their election, and subject to rules and procedures implemented by the Administrator and Applicable Laws, defer the receipt of Shares otherwise deliverable hereunder upon the vesting of Restricted Stock.

5.	Restricted Stock.

(a) Initial Board Grant. Each Outside Director, or, if an Outside Director so directs the Company, such Outside Director’s associated venture entity, will be automatically granted a number of Shares of Restricted Stock on the date on which the later of the following events occurs:

(i) the date one (1) business day following the Registration Date; or

(ii) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive this initial Award;

This initial Award will equal a number of Shares of Restricted Stock determined by dividing (A) $40,000 by (B) the Fair Market Value of a Share on the date of grant, with the number of Shares rounded up to the nearest whole Share.

Any request by an Outside Director to have this initial Award granted to his or her associated venture entity must be received by the Company in writing prior to the date such initial Award is to be granted.

(b) Annual Board Grant. Upon each Annual Meeting, each Outside Director will be automatically granted a number of Shares of Restricted Stock determined by dividing (A) $40,000 by (B) the Fair Market Value of a Share on the date of grant, with the number of Shares rounded up to the nearest whole Share, provided he or she is then an Outside Director; provided, however, that on the date of an Annual Meeting, each Outside Director who was not an Outside Director on or before the Registration Date (for grants to be made on the date of the 2005 Annual Meeting) or the previous year’s Annual Meeting (for grants to be made after the 2005 Annual Meeting) will be automatically granted a pro-rated annual Award calculated according to the number of quarters of service provided by such Outside Director since the Registration Date or the previous year’s Annual Meeting, as applicable. For purposes of the foregoing calculation, service for only a portion of the quarter will be deemed service for the whole quarter.

Any request by an Outside Director to have this annual Award granted to his or her associated venture entity must be received by the Company in writing prior to the date such annual Award is to be granted. An Outside Director’s request to have the annual Award granted to his or her associated venture entity will remain in effect for successive annual Awards, unless the Outside Director notifies the Company in writing that such request is withdrawn. Following the Company’s receipt of such notice, all future annual Awards will be granted to the Outside Director, unless the Outside Director makes a subsequent written request to the Company that future annual Awards are to be granted to the Outside Director’s associated venture entity.

(c) Forfeiture. Unless the Administrator determines otherwise, upon the voluntary or involuntary termination of a grantee’s service as a Director for any reason (including death or Disability) before all of the Shares of Restricted Stock have vested in the manner set forth in Section 5(d), all such unvested Shares will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. Upon any such termination, the Company will become the legal and beneficial owner of the Shares of Restricted Stock being forfeited and reacquired by the Company and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares of Restricted Stock being reacquired by the Company.

(d) Vesting. Subject to Section 11 hereof, each Award of Restricted Stock granted hereunder will vest as to 100% of the Shares subject to such Award on the first anniversary of its date of grant (except as to the Award of Restricted Stock to be made pursuant to section 5(a)(i), which will vest on the one-year anniversary of the Registration Date), provided that the grantee continues to serve as a Director through such date.

(e) Purchase Price. The purchase price per Share of Restricted Stock for each Award granted hereunder will be the par value of $0.001 per Share.

6. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 15 of the Plan. It will continue in effect until terminated under Section 10.

7. Form of Consideration. The consideration to be paid for Shares pursuant to an Award of Restricted Stock will consist of (i) cash, (ii) check, (iii) past services rendered to the Company, or (iv) such other consideration and method of payment for the issuance of Shares as the Administrator may determine and to the extent permitted by Applicable Laws.

8. Transferability. Unless the Administrator determines otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

9. Adjustments , Dissolution, Merger or Asset Sale.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the number of Shares issuable pursuant to Awards of Restricted Stock to be granted under Section 5.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, all Shares of Restricted Stock will vest and all restrictions with respect to such Shares will lapse.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property), the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

With respect to Awards that are assumed or substituted for, if on the date of or following such assumption or substitution the grantee’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the grantee, then all Shares of Restricted Stock will vest and all restrictions with respect to such Shares will lapse.

10. Amendment and Termination of the Plan. The Administrator may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation will be made which would impair the rights of any grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any Applicable Law, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the Plan will not affect Awards already granted and such Awards will remain in full force and effect as if this Plan had not been amended or terminated, unless a grantee otherwise agrees in writing.

11. Time of Granting Awards. The date of grant of an Award will, for all purposes, be the date determined in accordance with Sections 5 hereof.

12. Conditions on Issuance of Shares. Shares will not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained. The Company has no obligation to register any Shares issued pursuant to this Plan under the securities laws of any jurisdiction.

13. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

14. Award Agreement. Awards will be evidenced by written agreements in such form as the Administrator will approve.

15. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the degree and manner required under Applicable Laws.